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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-38340, 33-38339, 33-63025, 333-83028, 333-91420,
333-122357) of RTI International Metals, Inc. of our report dated May 6, 2005, except for the restatement described in Note 22 to the consolidated financial statements and the matter described in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting, as to which the date is December 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A, Amendment No. 2.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania


December 15, 2005